Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No 333-121232 of Knoll, Inc. on Form S-8 of our report dated June 30, 2014, which appears in this Annual Report on Form 11-K of the Knoll Retirement Savings Plan for the year ended December 31, 2013.

/s/ ParenteBeard LLC

Reading, Pennsylvania

June 30, 2014